EXHIBIT 3
CERTIFICATE PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002
     The undersigned hereby certify, each to his knowledge, that the Annual Report on Form 40-F of Pengrowth Energy Trust (the “Trust”) for the year ended December 31, 2005, fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained therein fairly presents, in all material respects, the financial condition and results of operations of the Trust as of and for the periods presented.
Dated: March 29, 2006

By:	/s/ James S. Kinnear
James S. Kinnear
Chairman, President and Chief Executive Officer

By:	/s/ Christopher G. Webster
Christopher G. Webster
Chief Financial Officer